SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Voyager Fund II -- Class A Shares
Fiscal period ending: December 31, 1997
Inception date (if less than 10 years of performance): 4/14/93


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $n/a        $1,000

ERV =  Ending Redeemable Value   $1162.96  $n/a        $2320.93

T   =  Average Annual
       Total Return                16.30%    n/a       19.57%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,630,226

Expenses                         $5,164,044

Reimbursement                     --

Average shares                   440,012,214

NAV                              $19.11

Sales Charge                     5.75%

POP                              $20.08

Yield at POP                         %

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Voyager Fund II -- Class B Shares
Fiscal period ending: December 31, 1997
Inception date (if less than 10 years of performance): 10/2/95


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $n/a      $1,000

ERV =  Ending Redeemable Value   $1174.78    $n/a      $2356.53

T   =  Average Annual
       Total Return             17.48%        n/a       19.96%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,420,705

Expenses                         $7,809,535

Reimbursement                     --

Average shares                   405,946,082

NAV                              $18.78

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                         %

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Voyager Fund II -- Class M Shares
Fiscal period ending: December 31, 1997
Inception date (if less than 10 years of performance): 10/2/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $n/a         $1,000

ERV =  Ending Redeemable Value   $1185.37  $n/a         $2322.55

T   =  Average Annual
       Total Return             18.54%       n/a       19.59%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $279,505

Expenses                         $787,423

Reimbursement                     --

Average shares                   47,053,541

NAV                              $18.91

Sales Charge                     3.50%

POP                              $19.60

Yield at POP                         %